Exhibit 32.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER OF
INTERNATIONAL TEXTILE GROUP, INC.
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of International Textile Group, Inc. (the “Company”) for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gail A. Kuczkowski, Executive Vice President and Chief Financial Officer  of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2012
/s/ Gail A. Kuczkowski
Gail A. Kuczkowski
Executive Vice President and Chief Financial Officer Principal Financial and Accounting Officer

The foregoing statement is being furnished to accompany International Textile Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of International Textile Group, Inc. that incorporates the Report by reference. A signed original of this written statement required by Section 906 has been provided to International Textile Group, Inc. and will be retained by International Textile Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.